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                                                                     Exhibit 2.7

                          SUBORDINATED PROMISSORY NOTE

$1,410,000                                                      January 31, 2006
                                                              New York, New York

     FOR VALUE RECEIVED, Cyrk, Inc., a Massachusetts corporation (together with its successors and assigns, "MAKER"), hereby promises to pay to Simon Worldwide, Inc., a Delaware corporation (together with its successors and assigns, "HOLDER"), the principal sum of ONE MILLION, FOUR HUNDRED TEN THOUSAND DOLLARS ($1,410,000), as provided in this Subordinated Promissory Note (this "NOTE"). Maker is delivering this Note to Holder under that certain Settlement Agreement and Mutual General Release dated as of the date of this Note between Maker and Holder (the "Settlement Agreement").

     1. Principal. The outstanding principal under this Note shall be due and payable by Maker in 43 installments on the first day of each month that this
Note is outstanding as follows: (a) $100,000 shall be paid on February 1, 2006;
(b) $100,000 shall be paid on March 1, 2006; (c) $29,889 shall be paid on the first day of each of the 40 months ending immediately after March 31, 2006; and
(d) $14,440 shall be paid on the first day of the month ending after the month in which the last payment is made pursuant to the preceding clause (c).

     2. No Interest. In no event shall any interest be paid under this Note.

     3. Prepayment. Maker may prepay this Note at any time, without premium or penalty.

     4. Payments. All payments on this Note are to be made in lawful money of the United States of America by cash or good check, at the address of Holder at its address as set forth on the books and records of Maker, or such other place as Holder shall designate to Maker in writing. If any payment hereunder becomes due on a Saturday, Sunday or any other day which is not a business day in New York City, such payment shall be deferred to, and shall be payable on, the next business day.

     5. Subordination. Notwithstanding anything to the contrary contained in this Note, Maker and Holder agree that the payment of principal and all other amounts due under this Note shall be subordinate to all of the Senior Debt (as defined in Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which is incorporated herein by reference and made a part hereof as if set forth herein in its entirety.

     6. Miscellaneous.

          6.1 Assignment. Holder may not assign its rights under this Note without the prior written consent of Maker.

          6.2 Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

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          6.3 Counterparts; Effectiveness. This Note may be executed simultaneously in one or more counterparts, each of which shall be deemed an original. This Note shall become effective when each party hereto shall have received counterparts hereof signed by all of the other.

                      [The next page is the signature page]


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     Maker and Holder have duly executed this Subordinated Promissory Note on the date first above written.

                                        CYRK, INC.


                                        By: /s/ Nikki Andrews
                                            ------------------------------------
                                        Name: Nikki Andrews
                                        Title: Vice President - Finance


Agreed:

SIMON WORLDWIDE, INC.


By: /s/ Terrence J. Wallock
    ------------------------------------
Name: Terrence J. Wallock
Title: Gen. Counsel & Asst. Sec.


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                                     ANNEX A
                                       TO
                          SUBORDINATED PROMISSORY NOTE

     1. Definitions.

     As used in this Annex A, the following terms shall have the meanings ascribed to them below:

          1.1 "Creditors" shall mean, collectively, Senior Creditor and Holder and their respective successors and assigns.

          1.2 " Holder" shall mean Simon Worldwide, Inc., a Delaware corporation, and its successors and assigns.

          1.3 "Maker" shall mean Cyrk, Inc., a Massachusetts corporation, and its successors and assigns.

          1.4 "Note" shall mean the Subordinated Promissory Note to which this Annex A is attached, dated January __, 2006, by Maker in favor of Holder, as supplemented by this Annex A, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          1.5 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

          1.6 "Senior Creditor" shall mean Wachovia Capital Finance Corporation (New England), formerly known as Congress Financial Corporation (New England), having an office at One Post Office Square, Boston, Massachusetts 02109 and its successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt or is otherwise party to the Senior Creditor Agreements).

          1.7 "Senior Creditor Agreements" shall mean, collectively, the Loan and Security Agreement, dated January 31, 2003, by and among Senior Creditor, Maker and certain affiliates of Maker, and all agreements, documents and instruments at any time executed and/or delivered by Maker or any other Person to, with or in favor of Senior Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements


                                       A-1

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with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt).

          1.8 "Senior Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Maker to Senior Creditor and/or its affiliates or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with the Senior Creditor Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Creditor Agreements or after the commencement of any case with respect to Maker under the United States Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable either in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Senior Creditor. The Senior Debt is secured by, among other things, substantially all of the assets of Cyrk, Inc.

          1.9 "Subordinated Debt" shall mean all principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, arising under or evidenced by the Note, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Note or after the commencement of any case with respect to Maker under the United States Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding).

          1.10 All terms used in this Annex A that are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts shall have the meanings set forth therein, unless otherwise defined in this Annex A. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

     2. Subordination of Subordinated Debt.

          2.1 Subordination.

          (a) Except as specifically set forth in Section 2.1(b) below, Holder hereby subordinates its right to payment and satisfaction of the Subordinated Debt and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the indefeasible payment and satisfaction in full of all Senior Debt.

          (b) Notwithstanding anything to the contrary contained in Section 2.1(a) above, so long as Holder has not received written notice from Senior Creditor that an event of default under the Senior Creditor Agreements has occurred and is continuing


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(which notice is stated to be a "Payment Blocking Notice"), Maker may make and
Holder may receive and retain regularly scheduled payments of principal in respect of the Note in accordance with the terms of the Note (as in effect on the date of this Annex A) and, upon any default under the Note, Holder may enter the Confession in accordance with Section 2 of the Settlement Agreement and execute on the judgment entered in the Confession.

          2.2 Distributions.

          (a) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Maker or the proceeds thereof to the creditors of Maker or readjustment of the obligations and indebtedness of Maker, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of assets of Maker or any other action or proceeding involving the readjustment of all or any part of indebtedness of Maker or the application of the assets of Maker to the payment or liquidation thereof, or upon the dissolution or other winding up of Maker's business, or upon the sale of all or substantially all of Maker's assets, then, and in any such event, (i) Senior Creditor shall first receive indefeasible payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and (ii) until all of the Senior Debt is indefeasibly paid and satisfied in full, Senior Creditor shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable in respect of any or all of the Subordinated Debt.

          (b) In order to enable Senior Creditor to enforce its rights under
Section 2.2(a) of this Annex A, Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Holder or otherwise), but shall have no obligation, to enforce claims comprising any of the Subordinated Debt by proof of debt, proof of claim, suit or otherwise and take generally any action which Holder might otherwise be entitled to take, as Senior Creditor may deem necessary or advisable for the enforcement of its rights or interests hereunder.

          2.3 Payments Received by Holder. Should any payment or distribution or security or instrument or proceeds thereof be received by Holder in respect of the Subordinated Debt in contravention of the terms of this Annex A, Holder shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor, segregated from other funds and property of Holder and shall forthwith deliver the same to Senior Creditor (together with any endorsement or assignment of Holder where necessary), for application to any of the Senior Debt. In the event of the failure of Holder to make any such endorsement or assignment to Senior Creditor, Senior Creditor, or any of its officers or employees, are hereby irrevocably authorized on behalf of Holder to make the same.


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     3. Covenants, Representations and Warranties.

          3.1 Additional Covenants. Holder and Maker agree in favor of Senior Creditor that until all of the Senior Debt is indefeasibly paid and satisfied in full and the commitment of Senior Creditor to extend credit to Maker is terminated:

          (a) Holder and Maker shall not amend, modify, alter or change in any material respect the Note, without the prior written consent of Senior Creditor; and

          (b) Holder shall not subordinate any of the Subordinated Debt to any indebtedness of Maker other than the Senior Debt.

          3.2 Waivers. Notice of acceptance of this Annex A, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, Maker by Senior Creditor, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Holder and Maker are or may be entitled are hereby waived (except as expressly provided for in this Annex A or as to Maker, in the Senior Creditor Agreements). Holder also waives notice of, and hereby consents to, (a) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Senior Debt or to the Senior Creditor Agreements or any collateral at any time granted to or held by Senior Creditor, (b) the taking, exchange, surrender and releasing of collateral at any time granted to or held by Senior Creditor or guarantees now or at any time held by or available to Senior Creditor for the Senior Debt or any other person at any time liable for or in respect of the Senior Debt, (c) the exercise of, or refraining from the exercise of any rights against Maker or any other obligor or any collateral at any time granted to or held by Senior Creditor and/or (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt. Any of the foregoing shall not, in any manner, affect the terms of this Annex A or impair the obligations of Holder hereunder. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Annex A.

          3.3 Subrogation; Marshalling. Holder shall not be subrogated to, or be entitled to any assignment of any Senior Debt or Subordinated Debt or of any collateral for or guarantees or evidence of any thereof until all of the Senior Debt is indefeasibly paid and satisfied in full. Holder hereby waives any and all rights to have any collateral or any part thereof granted to or held by Senior Creditor marshalled upon any foreclosure or other disposition of such collateral by Senior Creditor or Maker with the consent of Senior Creditor.

          3.4 No Offset. In the event Holder at any time incurs any obligation to pay money to Maker, Holder hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by the Holder to Maker in connection with any such transaction any amounts the Holder claims are due to it with respect to the Subordinated Debt.


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     4. Miscellaneous.

          4.1 Amendments. Any amendment, waiver or other modification of this Annex A must be in writing and shall be effective only if it is signed by Senior Creditor.

          4.2 Successors and Assigns. This Annex A shall be binding upon the Creditors and Maker and their respective successors and assigns and shall inure to the benefit of Senior Creditor and its successors, participants and assigns.

          4.3 Insolvency. This Annex A shall be applicable both before and after the filing of any petition by or against Maker under the United States Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references in the Note to Maker shall be deemed to apply to a trustee for Maker and Maker as debtor-in-possession. The relative rights of Senior Creditor and Holder to repayment of the Senior Debt and the Subordinated Debt, respectively, and in or to any distributions from or in respect of Maker or any proceeds of Maker's property and assets, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Maker as debtor-in-possession.

          4.4 Bankruptcy Financing. If Maker shall become subject to a proceeding under the United States Bankruptcy Code and if Senior Creditor desires to permit the use of cash collateral or to provide financing to Maker under either Section 363 or Section 364 of the United States Bankruptcy Code, Holder agrees as follows: (a) adequate notice to Holder shall have been provided for such financing or use of cash collateral if Holder receives notice two (2) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by Holder to any such use of cash collateral or financing.

          4.5 Consent to Jurisdiction; Waiver of Jury Trial. The Creditors hereby irrevocably consent to the non-exclusive jurisdiction of the Superior Court of Suffolk County of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, whichever Senior Creditor may elect, and waive trial by jury in any action or proceeding with respect to this Annex A.

          4.6 No Third Parties Benefitted. Except as expressly provided in
Section 4.2 of this Annex A, this Annex A is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Annex A.

          4.7 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by


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nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

          To Senior Creditor: Wachovia Capital Finance (New England)
                              c/o Wachovia Bank, National Association
                              110 East Broward Boulevard
                              Fort Lauderdale, Florida 33301
                              Attention: Portfolio Manager
                              Telephone No.: 954-467-2262
                              Telecopy No.: 954-467-5520

          To Holder:          Simon Worldwide, Inc.
                              5200 West Century Boulevard
                              Los Angeles, California 90045
                              Attention: Terry Wallock
                              Telephone No.: (310) 417-4669
                              Telecopy No.: (310) 417-4671

Any Creditor may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditors in conformity with this Section 4.7, but such change shall not be effective until notice of such change has been received by the other Creditors.


                                       A-6